EXHIBIT 10.3
                     AGREEMENT BY AND AMONG THE REGISTRANT,
                      JOHN POPOVICH AND FUSION THREE, LLC,
                             DATED JANUARY 14, 2004


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                                    Agreement
                    New Millennium Media International, Inc.
                                Fusion Three, LLC
                                  John Popovich

This Agreement is made and entered into this 14th day of January 2004 by and among New Millennium Media International, Inc., 200 9th Avenue North, Suite 210, Safety Harbor, Florida 34695, (727) 797-6664 (hereafter "NMMI"), Fusion Three, LLC, 3837 Northdale Boulevard , Suite 194, Tampa, Florida 33624 (hereafter referred to as "Popovich"), 130 South Cedros Avenue #170, Solana Beach, CA 92075, Tel: 858-259-8190, Fax: 858-259-3829, email: aerosphe@pacbell.net.

WHEREAS, NMMI entered into a contract with John Popovich relating to the On Screen technology dated July 23, 2001 (hereafter referred to as the "John Popovich Contract");

WHEREAS, NMMI and Fusion Three entered into contract dated August 28, 2002 and an Agreement to said contract relating to the NMMI On Screen technology (hereafter the "Fusion Three Contract");

WHEREAS, The John Popovich Contract in paragraph 15 provides for payment to Popovich for the On Screen technology in pertinent part as follows: "Revenues accruing to NMMI from "OSD" technology will be distributed as follows: 75% to NMMI and 25% to Popovich with a minimum due Popovich of $50,000.00 during the first year of the contract and $100,000.00 for the second year of the contract and 25,000.00 for each year thereafter";

WHEREAS, Popovich assigned/conveyed to Fusion Three certain rights and privileges relating to the John Popovich Contract including the right to receive the annual $250,000 payment, the first of which was agreed by Fusion Three to be paid by Fusion Three to Popovich upon receipt by Fusion Three from NMMI;

WHEREAS, Popovich has agreed to receive $175,000 in lieu of his entitlement to the $250,000 annual payment;

WHEREAS, because of the assignment by Popovich to Fusion Three of the right to receive said annual payment at the reduced amount, it is necessary for Fusion Three to consent to the reduced amount.

                                   WITNESSETH

FOR AND IN CONSIDERATION of the promises, covenants and conditions contained herein, ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to legally bound, agree as follows:

      1. The recitations as stated above, unless in direct conflict with the covenants hereafter shall be included as a part of this Agreement. In the event of any such direct conflict in terms, then the terms hereafter of this Agreement shall govern.

      2. John Popovich agrees to accept $175,000 in lieu of $250,000 as payment in full of the 2004 annual royalty payment required in paragraph 15 of the July 23, 2001 John Popovich Contract. Payment must be made by NMMI wire transfer to John Popovich specified bank account on or before January 16th 2004 to validate Agreement.


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      3.    Fusion Three consents to and agrees that the $175,000 payment to
            Popovich as described above satisfied any and all contractual obligation of NMMI relating to the 2004 annual royalty payment required in paragraph 15 of the July 23, 2001 John Popovich Contract.

      4. Except for this modification, the contractual privileges, rights and obligations among the parties named herein shall remain unchanged by this document.

      5.    General Provisions.

            (a) This Agreement shall be constructed in accordance with the law of the State of Florida.

            (b)   Times is of the essence in this Agreement

            (c) This Agreement may be modified or amended only in writing signed by all parties.

            (d) Each of the parties to this Agreement agrees upon request to execute any future documents or instruments necessary or desirable to carry out the purpose or intent of this Agreement, provided that no additional obligations or costs shall be incurred as a result of such document or instrument.

            (e) This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

            (f) Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties and their respective successors and assigns and any person or entity acquiring, whether by merger, consolidations, purchase of assets or otherwise, all or substantially all of the party's assets and business.

            (g) Each person signing this Agreement on behalf of the parties hereto represents that he has full and proper legal authority to bind the entity for which he signed this Agreement and that the said entity is fully bound by the terms of this Agreement.

            (h) The terms of this Agreement are irrevocable and may be changed or modified only with the express written consent of all parties to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

New Millennium Media International, Inc.

By: /s/ John "JT" Thatch                  Dated this 15th day of January 2004.
    ------------------------------------
    John "JT" Thatch, President/CEO

Fusion Three, LLC

/s/ Steve Velte                           Dated this __th day of January 2004.
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    Steve Velte, Manager

/s/ John Popovich                         Dated this 14th day of January 2004.
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    John Popovich